Callaway Golf Company Announces 2011 Results

- 2011 full year net sales of $887 million, compared to $968 million last year

- 2011 pro forma net loss of ($30) million/GAAP loss of ($172) million – in line with previous guidance

- 2011 full year pro forma loss per share of ($0.63)/GAAP loss per share of ($2.82)

- Completion of $50 million of expense reduction initiatives; reinvestment in brand and demand creation initiatives underway

- Company's 2012 products receive most medals in Golf Digest's equipment review; Razr Fit driver named Editor's Choice

CARLSBAD, Calif., Jan. 25, 2012 /PRNewswire/ -- Callaway Golf Company (NYSE:ELY) today announced its fourth quarter and full year 2011 financial results, which were in-line with the guidance the Company provided during its last earnings call.

GAAP FINANCIAL RESULTS.

For the fourth quarter of 2011, the Company reported the following results:
Dollars in millions except per share amounts	2011	% of Sales	2010	% of Sales	Increase / (Decrease)
Net Sales	$154	-	$186	-	($32)
Gross Profit	$38	24%	$56	30%	($18)
Operating Expenses	$87	57%	$98	53%	($11)
Operating Income/(Loss)	($50)	(32%)	($42)	(23%)	(8)
Income Tax Provision/(Benefit)	$12	8%	($13)	(7%)	$25
Net Income (Loss)	($63)	(41%)	($32)	(17%)	($31)
Earnings/(Loss) per share	($1.01)	-	($0.54)	-	($0.47)

Year to date, the Company reported the following results:
Dollars in millions except per share amounts	2011	% of Sales	2010	% of Sales	Increase / (Decrease)
Net Sales	$887	-	$968	-	($81)
Gross Profit	$311	35%	$365	38%	($54)
Operating Expenses	$392	44%	$392	41%	-
Operating Income/(Loss)	($81)	(9%)	($27)	(3%)	($54)
Income Tax Provision/(Benefit)	$82	9%	($17)	(2%)	$99
Net Income (Loss)	($172)	(19%)	($19)	(2%)	($153)
Earnings/(Loss) per share	($2.82)	-	($0.46)	-	($2.36)

NON-GAAP FINANCIAL RESULTS.

In addition to the Company's results prepared in accordance with GAAP, the Company also provided additional information concerning its results on a non-GAAP basis. The manner in which this non-GAAP information is derived is discussed in more detail toward the end of this release and the Company has provided in the tables to this release a reconciliation of this non-GAAP information to the most directly comparable GAAP information.

For the fourth quarter of 2011, the Company reported the following non-GAAP results:
Dollars in millions except per share amounts	2011	% of Sales	2010	% of Sales	Increase / (Decrease)
Net Sales	$154	-	$186	-	($32)
Gross Profit	$41	27%	$61	33%	($20)
Operating Expenses	$79	51%	$88	48%	($9)
Operating Income/(Loss)	($38)	(25%)	($27)	(15%)	($11)
Income Tax Provision/(Benefit)	($15)	(10%)	($8)	(4%)	$7
Net Income (Loss)	($24)	(15%)	($23)	(12%)	($1)
Earnings/(Loss) per share	($0.41)	-	($0.40)	-	($0.01)

Year to date, the Company reported the following non-GAAP results:
Dollars in millions except per share amounts	2011	% of Sales	2010	% of Sales	Increase / (Decrease)
Net Sales	$887	-	$968	-	($81)
Gross Profit	$333	38%	$378	39%	($45)
Operating Expenses	$373	42%	$382	40%	($9)
Operating Income/(Loss)	($40)	(5%)	($4)	-	($36)
Income Tax Provision/(Benefit)	($19)	(2%)	($8)	(1%)	$11
Net Income (Loss)	($30)	(3%)	($5)	-	($25)
Earnings/(Loss) per share	($0.63)	-	($0.24)	-	($0.39)

"While 2011 was a very challenging year for Callaway, I am pleased with the significant progress we have made over the last six months with our restructuring and reinvestment initiatives," commented Tony Thornley, President and Chief Executive Officer. "We have achieved our $50 million annual savings target we began last June, implemented a flatter/more streamlined organization structure, and have begun investing a significant portion of those savings in our newly developed 2012 globally integrated brand and marketing initiatives. Critical to improving results in 2012 is a product offering that appeals to golf consumers, and we are very happy with the results of the Golf Digest's equipment review in which we netted the most medals for new products of any manufacturer and received the Editor's Choice for our new Razr Fit driver. We expect to be profitable in 2012 as the first step towards returning to industry leading returns in the coming years."

Business Outlook*

Overall for 2012, as compared to 2011, the Company expects to generate higher sales, improved gross profit margins, flat to improved operating expenses after incremental demand creation investment, and a return to overall profitability. The Company also provided more detailed guidance for the first half of 2012 as follows:

  Net sales are projected at $610 - $630 million compared to $559 million in 2011.  Second quarter sales are estimated to be higher than the first depending on the timing of shipments of products.
  Gross margins are projected to be approximately 44%, an increase of 140 bps compared to non-GAAP gross margins of 42.6% in 2011 and should also be higher in the second quarter compared to the first quarter.
  Operating expenses are projected to be $214 million compared to non-GAAP operating expenses of $210 million in 2011.  The slight increase is due to a higher investment in marketing, which is skewed more to the first half of the year, and higher variable costs associated with increased sales, partially offset by savings from the cost reduction initiatives taken in 2011.  Operating expense is estimated to be evenly split between the first and second quarter.
  Non-GAAP earnings per share is estimated at $0.40 to $0.45 compared to $0.15 in 2011 and assumes shares outstanding at 84.6 million including the dilutive impact of the Company's outstanding preferred equity.

*Note: For comparability purposes, the non-GAAP results for 2012 and 2011 are derived based upon an annualized statutory tax rate of 38.5%. The Company's actual tax rates for those periods are significantly affected by the Company's deferred tax asset valuations and therefore are not directly correlated to the Company's pre-tax results. The 2011 results also exclude certain restructuring and other charges as explained toward the end of this release. No such restructuring or other charges are excluded from the 2012 estimates.

Conference Call and Webcast

The Company will be holding a conference call from the PGA Show in Orlando, Florida at 8:00 a.m. EST (5:00 am PST) today to discuss the Company's financial results and business. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PST on Wednesday, February 1, 2012. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-855-859-2056 toll free for calls originating within the United States or 404-537-3406 for International calls. The replay pass code is 43428749.

Non-GAAP Information: This press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP results, the Company has provided certain non-GAAP financial information. The non-GAAP financial information included in the press release and attached schedules present certain of the Company's financial results excluding charges for (i) the Company's global operations strategy, (ii) non-cash intangible asset charges, (iii) non-cash tax adjustments relating to or as a result of the establishment of a deferred tax valuation allowance, (iv) restructuring charges, and (v) the gain on the sale of three buildings. The non-GAAP financial information also includes the Company's results excluding interest, taxes, depreciation and amortization expenses, and the non-cash intangible asset charges ("Adjusted EBITDA"). For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive the non-GAAP income tax provision/benefit, net loss, and loss per share. The non-GAAP information should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period over period comparisons. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business without regard to these items. The Company has provided reconciling information within the press release and attached schedules.

Forward-Looking Statements: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to estimated sales, gross margins, operating expenses, and earnings in 2012, and the timing thereof between first and second quarters, as well as the return to profitability in 2012 and the return to industry leading returns in coming years, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various unknowns, including future changes in foreign currency exchange rates, consumer acceptance and demand for the Company's products, the level of promotional activity in the marketplace, as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including continued compliance with the terms of the Company's credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company's products or in manufacturing the Company's products; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2010 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf apparel, footwear and accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, and Ben Hogan® brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or shop.callawaygolf.com.

Contacts:	Brad Holiday
Patrick Burke
Tim Buckman
(760) 931-1771

(Logo: http://photos.prnewswire.com/prnh/20091203/CGLOGO)

Callaway Golf Company
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2011	2010(1)

ASSETS
Current assets:
Cash and cash equivalents	$ 43,023	$ 55,043
Accounts receivable, net	115,673	144,643
Inventories	233,070	268,591
Deferred taxes, net	4,029	23,514
Income taxes receivable	3,654	10,235
Other current assets	19,880	41,703
Total current assets	419,329	543,729

Property, plant and equipment, net	117,147	129,601
Intangible assets, net	151,138	161,957
Other assets	39,498	40,725
Total assets	$ 727,112	$ 876,012

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 129,193	$ 139,312
Accrued employee compensation and benefits	23,785	26,456
Accrued warranty expense	8,140	8,427
Income tax liabilities	6,666	971
Total current liabilities	167,784	175,166

Long-term liabilities	46,514	13,967
Shareholders' equity	512,814	686,879
Total liabilities and shareholders' equity	$ 727,112	$ 876,012

(1)

The deferred taxes, other assets and shareholders' equity line items on the accompanying consolidated condensed balance sheet as of December 31, 2010, have been adjusted from amounts previously reported to reflect a decrease in deferred taxes relating to periods previously reported. This adjustment resulted in a $0.9 million decrease to short-term deferred taxes, an $8.1 million decrease to long-term deferred taxes as well as a corresponding decrease to retained earnings of $9.0 million.

Callaway Golf Company
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2011	2010

Net sales	$ 153,872	$ 185,528
Cost of sales	116,299	130,004
Gross profit	37,573	55,524
Operating expenses:
Selling	53,637	55,620
General and administrative	25,570	32,861
Research and development	8,113	9,152
Total operating expenses	87,320	97,633
Loss from operations	(49,747)	(42,109)
Other expense, net	(796)	(3,377)
Loss before income taxes	(50,543)	(45,486)
Income tax provision (benefit)	12,442	(13,231)
Net loss	(62,985)	(32,255)
Dividends on convertible preferred stock	2,625	2,625
Net loss allocable to common shareholders	$ (65,610)	$ (34,880)

Loss per common share:
Basic	($1.01)	($0.54)
Diluted	($1.01)	($0.54)
Weighted-average common shares outstanding:
Basic	64,887	64,113
Diluted	64,887	64,113

	Year Ended
	December 31,
	2011	2010

Net sales	$ 886,528	$ 967,656
Cost of sales	575,226	602,160
Gross profit	311,302	365,496
Operating expenses:
Selling	265,325	257,285
General and administrative	92,756	98,431
Research and development	34,309	36,383
Total operating expenses	392,390	392,099
Loss from operations	(81,088)	(26,603)
Other expense, net	(9,173)	(8,959)
Loss before income taxes	(90,261)	(35,562)
Income tax provision (benefit)	81,559	(16,758)
Net loss	(171,820)	(18,804)
Dividends on convertible preferred stock	10,500	10,500
Net loss allocable to common shareholders	$ (182,320)	$ (29,304)

Loss per common share:
Basic	($2.82)	($0.46)
Diluted	($2.82)	($0.46)
Weighted-average common shares outstanding:
Basic	64,601	63,902
Diluted	64,601	63,902

Callaway Golf Company
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	December 31,
	2011	2010
Cash flows from operating activities:
Net loss	$ (171,820)	$ (18,804)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	38,636	40,949
Impairment charges	6,533	7,547
Deferred taxes, net	55,930	(3,788)
Non-cash share-based compensation	9,570	9,588
(Gain) loss on disposal of long-lived assets	(7,491)	177
Changes in assets and liabilities	78,740	(26,037)
Net cash provided by operating activities	10,098	9,632

Cash flows from investing activities:
Capital expenditures	(28,931)	(22,216)
Proceeds from sales of property, plant and equipment	19,371	-
Other investing activities	-	(2,581)
Net cash used in investing activities	(9,560)	(24,797)

Cash flows from financing activities:
Issuance of common stock	2,195	2,954
Dividends paid, net	(13,093)	(13,067)
Credit facility origination fees	(2,467)	-
Other financing activities	80	(704)
Net cash used in financing activities	(13,285)	(10,817)

Effect of exchange rate changes on cash and cash equivalents	727	2,711
Net decrease in cash and cash equivalents	(12,020)	(23,271)
Cash and cash equivalents at beginning of period	55,043	78,314
Cash and cash equivalents at end of period	$ 43,023	$ 55,043

Callaway Golf Company
Consolidated Net Sales and Operating Segment Information
(In thousands)
(Unaudited)

	Net Sales by Product Category				Net Sales by Product Category
	Quarter Ended				Year Ended
	December 31,		Growth/(Decline)		December 31,		Growth/(Decline)
	2011	2010(1)	Dollars	Percent	2011	2010(1)	Dollars	Percent
Net sales:
Woods	$ 25,383	$ 40,687	$ (15,304)	-38%	$ 212,901	$ 229,531	$ (16,630)	-7%
Irons	38,129	46,833	(8,704)	-19%	207,790	227,794	(20,004)	-9%
Putters	21,131	18,768	2,363	13%	88,831	107,587	(18,756)	-17%
Golf balls	28,273	32,173	(3,900)	-12%	160,359	179,903	(19,544)	-11%
Accessories and other	40,956	47,067	(6,111)	-13%	216,647	222,841	(6,194)	-3%
	$ 153,872	$ 185,528	$ (31,656)	-17%	$ 886,528	$ 967,656	$ (81,128)	-8%

	Net Sales by Region				Net Sales by Region
	Quarter Ended				Year Ended
	December 31,		Growth/(Decline)		December 31,		Growth/(Decline)
	2011	2010	Dollars	Percent	2011	2010	Dollars	Percent
Net sales:
United States	$ 61,682	$ 78,587	$ (16,905)	-22%	$ 419,448	$ 468,214	$ (48,766)	-10%
Europe	19,129	22,976	(3,847)	-17%	133,572	130,106	3,466	3%
Japan	41,644	44,558	(2,914)	-7%	149,768	164,810	(15,042)	-9%
Rest of Asia	14,152	18,669	(4,517)	-24%	82,746	89,455	(6,709)	-7%
Other foreign countries	17,265	20,738	(3,473)	-17%	100,994	115,071	(14,077)	-12%
	$ 153,872	$ 185,528	$ (31,656)	-17%	$ 886,528	$ 967,656	$ (81,128)	-8%

	Operating Segment Information				Operating Segment Information
	Quarter Ended				Year Ended
	December 31,		Growth/(Decline)		December 31,		Growth/(Decline)
	2011	2010(1)	Dollars	Percent	2011	2010(1)	Dollars	Percent
Net sales:
Golf clubs	$ 125,599	$ 153,355	$ (27,756)	-18%	$ 726,169	$ 787,753	$ (61,584)	-8%
Golf balls	28,273	32,173	(3,900)	-12%	160,359	179,903	(19,544)	-11%
	$ 153,872	$ 185,528	$ (31,656)	-17%	$ 886,528	$ 967,656	$ (81,128)	-8%

Income (loss) before income taxes:
Golf clubs (2)	$ (20,876)	$ (12,835)	$ (8,041)	-63%	$ (4,184)	$ 35,863	$ (40,047)	-112%
Golf balls (3)	(10,097)	(4,462)	(5,635)	-126%	(12,370)	5,872	(18,242)	-311%
Reconciling items (4)	(19,570)	(28,189)	8,619	31%	(73,707)	(77,297)	3,590	5%
	$ (50,543)	$ (45,486)	$ (5,057)	-11%	$ (90,261)	$ (35,562)	$ (54,699)	154%

(1)	Certain prior period amounts have been reclassified between product categories to conform with the current period presentation.
(2)

In connection with the GOS Initiatives, the Company's golf clubs segment absorbed an incremental $1.6 million in pre-tax charges during the quarter ended December 31, 2011 compared to the same period in the prior year.  During the year ended December 31, 2011, the Company's golf clubs segment absorbed an incremental $8.4 million in pretax charges compared to the same period in the prior year.

(3)

In connection with the GOS Initiatives, the Company's golf balls segment absorbed $1.6 million less pre-tax charges during the quarter ended December 31, 2011 compared to the same period of the prior year. During the year ended December 31, 2011, the Company's golf ball segment absorbed $1.4 million of incremental charges compared to the year ended December 31, 2010.

(4)	Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

Callaway Golf Company
Supplemental Financial Information
(In thousands, except per share data)
(Unaudited)

		Quarter Ended December 31,								Quarter Ended December 31,
		2011								2010

		Pro Forma Callaway Golf (1)		Global Operations Strategy (1)	Non-Cash Impairment Charges (1)	Non-Cash Tax Adjustment (2)	Restructuring (1)	Total as Reported		Pro Forma Callaway Golf	Global Operations Strategy	Non-Cash Impairment Charge	Total as Reported
Net sales		$ 153,872		$ -	$ -	$ -	$ -	$ 153,872		$ 185,528	$ -	$ -	$ 185,528
Gross profit		41,025		(3,250)	-	-	(202)	37,573		61,049	(5,525)	-	55,524
% of sales		27%		n/a	n/a	n/a	n/a	24%		33%	n/a	n/a	30%
Operating expenses		78,771		3,859	1,120	-	3,570	87,320		88,497	1,589	7,547	97,633
Loss from operations		(37,746)		(7,109)	(1,120)	-	(3,772)	(49,747)		(27,448)	(7,114)	(7,547)	(42,109)
Other expense, net		(796)		-	-	-	-	(796)		(3,377)	-	-	(3,377)
Loss before income taxes		(38,542)		(7,109)	(1,120)	-	(3,772)	(50,543)		(30,825)	(7,114)	(7,547)	(45,486)
Income tax provision (benefit)		(14,839)		(2,737)	(431)	31,902	(1,453)	12,442		(7,771)	(2,706)	(2,754)	(13,231)
Net loss		(23,703)		(4,372)	(689)	(31,902)	(2,319)	(62,985)		(23,054)	(4,408)	(4,793)	(32,255)
Dividends on convertible preferred stock		2,625		-	-	-	-	2,625		2,625	-	-	2,625
Net loss allocable to common shareholders		$ (26,328)		$ (4,372)	$ (689)	$ (31,902)	$ (2,319)	$ (65,610)		$ (25,679)	$ (4,408)	$ (4,793)	$ (34,880)

Diluted loss per share:		$ (0.41)		$ (0.07)	$ (0.01)	$ (0.49)	$ (0.03)	$ (1.01)		$ (0.40)	$ (0.07)	$ (0.07)	$ (0.54)
Weighted-average shares outstanding:		64,887		64,887	64,887	64,887	64,887	64,887		64,113	64,113	64,113	64,113

(1) For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive pro forma results.
(2) Current period impact of the valuation allowance established against the Company's U.S. deferred tax assets and the impact of applying a statutory tax rate of 38.5% to pro forma results.

	Year Ended December 31,									Year Ended December 31,
	2011									2010

	Pro Forma Callaway Golf (1)	Global Operations Strategy (1)		Non-Cash Impairment Charges (1)	Non-Cash Tax Adjustment (2)	Restructuring (1)	Gain on Sale of Buildings (1)	Total as Reported		Pro Forma Callaway Golf	Global Operations Strategy	Non-Cash Impairment Charge	Total as Reported
Net sales	$ 886,528	$ -		$ -	$ -	$ -	$ -	$ 886,528		$ 967,656	$ -	$ -	$ 967,656
Gross profit	333,143	(20,590)		-	-	(1,251)	-	311,302		378,323	(12,827)	-	365,496
% of sales	38%	n/a		n/a	n/a	n/a	n/a	35%		39%	n/a	n/a	38%
Operating expenses	373,369	4,090		6,533	-	15,078	(6,680)	392,390		382,563	1,989	7,547	392,099
Income (loss) from operations	(40,226)	(24,680)		(6,533)	-	(16,329)	6,680	(81,088)		(4,240)	(14,816)	(7,547)	(26,603)
Other income (expense), net	(9,173)	-		-	-	-	-	(9,173)		(8,959)	-	-	(8,959)
Income (loss) before income taxes	(49,399)	(24,680)		(6,533)	-	(16,329)	6,680	(90,261)		(13,199)	(14,816)	(7,547)	(35,562)
Income tax provision (benefit)	(19,019)	(9,502)		(2,515)	116,310	(6,287)	2,572	81,559		(8,369)	(5,635)	(2,754)	(16,758)
Net income (loss)	(30,380)	(15,178)		(4,018)	(116,310)	(10,042)	4,108	(171,820)		(4,830)	(9,181)	(4,793)	(18,804)
Dividends on convertible preferred stock	10,500	-		-	-	-	-	10,500		10,500	-	-	10,500
Net income (loss) allocable to common shareholders	$ (40,880)	$ (15,178)		$ (4,018)	$ (116,310)	$ (10,042)	$ 4,108	$ (182,320)		$ (15,330)	$ (9,181)	$ (4,793)	$ (29,304)

Diluted earnings (loss) per share:	$ (0.63)	$ (0.23)		$ (0.06)	$ (1.80)	$ (0.16)	$ 0.06	$ (2.82)		$ (0.24)	$ (0.14)	$ (0.08)	$ (0.46)
Weighted-average shares outstanding:	64,601	64,601		64,601	64,601	64,601	64,601	64,601		63,902	63,902	63,902	63,902

(1) For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive the year-to-date pro forma results.
(2) Current period impact of the valuation allowance established against the Company's U.S. deferred tax assets and the impact of applying a statutory tax rate of 38.5% to pro forma results.

	2011 Trailing Twelve Months Adjusted EBITDA							2010 Trailing Twelve Months Adjusted EBITDA
Adjusted EBITDA:	Quarter Ended							Quarter Ended
	March 31,	June 30,		September 30,	December 31,			March 31,	June 30,	September 30,	December 31,
	2011	2011		2011	2011	Total		2010	2010	2010	2010	Total
Net income (loss)	$ 12,818	$ (59,066)		$ (62,587)	$ (62,985)	$ (171,820)		$ 20,303	$ 11,465	$ (18,317)	$ (32,255)	$ (18,804)
Interest expense (income), net	142	207		399	324	1,072		(118)	(242)	(1,234)	(444)	(2,038)
Income tax provision (benefit)	8,780	45,483		14,854	12,442	81,559		9,641	8,932	(22,100)	(13,231)	(16,758)
Depreciation and amortization expense	9,880	9,311		9,247	10,198	38,636		9,949	9,606	10,687	10,707	40,949
Impairment charge	-	5,413		-	1,120	6,533		-	-	-	7,547	7,547
Adjusted EBITDA	$ 31,620	$ 1,348	#	$ (38,087)	$ (38,901)	$ (44,020)		$ 39,775	$ 29,761	$ (30,964)	$ (27,676)	$ 10,896